Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation in this Registration Statement on Form 10 of our report dated October 26, 2020, relating to the financial statements of Sandy Springs Holdings, Inc. as of August 31, 2020 and July 15, 2020 and to all references to our firm included in this Registration Statement.

/s/ B. F. Borgers CPA PC

Certified Public Accountants

Lakewood, CO

October 26, 2020